  EXHIBIT 99.1

Charge Enterprises Announces Acquisition of Greenspeed Energy Solutions, a Leader in Providing EV Infrastructure Solutions

Select Financial Highlights

•	Increases Infrastructure Backlog of approximately $138 million as of June 30, 2023, by approximately $12 million, with EV infrastructure projects now representing 34%
•	The transaction is expected to be accretive to both EBITDA and free cash flow in the first full year of ownership

Strategic Highlights

•	Broadens customer footprint and recurring revenue capabilities
•	Expands Charge’s in-house capability to self-perform work in 25 states
•	Further solidifies EV infrastructure experience with visionary team, customers and technology
•	Enhances auto dealership network and increases combined EV charging installation experience to over 600 chargers installed

New York – August 1, 2023 – Charge Enterprises, Inc. (Nasdaq: CRGE) (“Charge” or the “Company”), an electrical, broadband and electric vehicle (“EV”) charging infrastructure company, announced today, the successful acquisition of Greenspeed Energy Solutions, L.L.C. (“Greenspeed”), a leading provider of sustainable energy solutions including EV charging infrastructure, solar, and energy storage.  This strategic move reflects Charge’s commitment to expand its capabilities to self-perform all essential client services and expand its geographic footprint.  This acquisition provides further vertical integration that creates opportunities for Charge to serve its clients directly rather than through subcontractors, driving higher quality service.

Founded in 2006, Greenspeed has established itself as a leading provider in the sustainable energy space, providing customers across the United States with turnkey solutions for EV charging infrastructure, efficient commercial lighting, solar, and battery storage.  With a focus on auto dealerships, Greenspeed has successfully completed over 200 auto dealership EV electrification projects across 14 states, demonstrating its expertise in this sector.  Greenspeed’s comprehensive services include white glove support, consultation, equipment procurement, installation, software solutions, maintenance, warranties, and are primarily executed in-house.  Greenspeed is also able to provide its customers with a subscription-based consumer payment solution to facilitate charging-as-a-service.

Greenspeed is also an installer for Georgia Power, a utility company and electricity generator.  Furthermore, Greenspeed has forged a strategic alliance with the city of Brookhaven, Georgia, a suburb of Atlanta, underscoring its dedication to supporting and collaborating on various aspects pertaining to EVs.  This alliance encompasses a diverse array of initiatives and projects aimed at fostering the promotion and advancement of EV adoption within the city.

The integration of Greenspeed into Charge’s organization is anticipated to have a strategic impact on Charge’s Infrastructure segment, providing expertise and capacity to efficiently execute and deliver upon existing backlog projects. By acquiring Greenspeed, Charge obtained approximately $12 million in project backlog, bringing the combined backlog for the Infrastructure segment to approximately $150 million as of June 30, 2023.  The combined EV charging infrastructure installations will now total approximately 600 charging stations, consisting of 410 level 2 charging stations and 190 DCFC (level 3) charging stations.  In addition, both Greenspeed and Charge have proactively installed infrastructure to accommodate additional chargers their customers purchase in the future to meet the rising demands of EV charging.  The combined skilled workforce is expected to be a customer service differentiator for Charge but is also expected to enable higher margins as more work is performed in-house.  Charge looks to capitalize on the combination of Greenspeed with its existing EV charging infrastructure business to drive efficiencies, provide even better and more comprehensive customer solutions, further enhance its nationwide capabilities, and ultimately provide more value to customers and shareholders.  The transaction is expected to be accretive to both EBITDA and free cash flow in the first full year of ownership.

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Management Commentary

“We are thrilled to announce the acquisition of Greenspeed,” stated Andrew Fox, Founder, Chairman and Chief Executive Officer of Charge Enterprises.  “We have tremendous respect for the talented team and leadership at Greenspeed and we are excited to welcome them to our family.  This strategic move marks a significant milestone for Charge.  Greenspeed’s strengths align perfectly with our vision and growth objectives, allowing us to extend our reach and deliver even greater value to our customers and our shareholders.  We believe this acquisition will further drive growth, innovation, and lasting success for our organization.”

“We are excited to join forces with Charge and become an integral part of their dynamic organization”, said Paul M. Williams, CEO and President of Greenspeed.  “With a shared vision and complementary strengths, we will deliver even greater value to our customers and seize new opportunities in the EV charging market.”

Transaction Details

Under the purchase agreement, Charge has acquired Greenspeed for a purchase price of up to $15 million, net of closing adjustments, which includes $6 million in cash and $2 million of Charge common stock at closing, and the potential for an additional earn-out payments of up to $7 million cash in the aggregate contingent upon achieving certain EBITDA milestones for each of the two years following closing of the transaction.  The stock consideration is subject to a lock up agreement which provides for restrictions on transfer through December 2025.

Paul Williams, President & CEO of Greenspeed, and other senior leadership members will be joining Charge Enterprises as a part of the transaction.  Mr. Williams will take the lead role in the future of our combined EV charging infrastructure business.

About Greenspeed Energy Solutions, LLC

Founded in 2006, Greenspeed has established itself as a leading provider in sustainable energy space, serving customers across the United States with turnkey solutions for EV charging infrastructure, efficient commercial lighting, solar, and battery storage.  Greenspeed’s track record, combined with their cutting-edge technologies and comprehensive service offerings, has solidified their position as a trusted and successful provider in the sustainable energy solutions industry.

To learn more about Greenspeed, visit Greenspeed.com.

About Charge Enterprises, Inc.

Charge Enterprises, Inc. is an electrical, broadband and EV charging infrastructure company that provides clients with end-to-end project management services. We operate in two segments:  Infrastructure, which has a primary focus on EV charging, broadband and wireless, and electrical contracting services; and Telecommunications, which provides connection of voice calls, Short Message Services (SMS) and data to global carriers. Our vision is to be a leader in enabling the next wave of transportation and connectivity. By building, designing, and operating seamless infrastructure for electric vehicles, we aim to create a future where transportation is clean, efficient, and connected and to empower individuals, communities, and businesses to thrive in a more sustainable world. Our plan is to cultivate repeat customers and recurring revenue by deploying a multi-phased strategy, initially where investment in the EV charging revolution is taking place, the nation’s approximately 18,000 franchised auto dealers.

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To learn more about Charge, visit Charge Enterprises, Inc.

Notice Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect current expectations or beliefs regarding future events or Charge’s future performance. Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “expects”, “is expected”, “budget”, “scheduled”, “estimates”, “potential”, “continues”, “forecasts”, “projects”, “predicts”, “intends”, “anticipates”, “targets” or “believes”, or variations of, or the negatives of, such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “should”, “might” or “will” be taken, occur or be achieved. All forward-looking statements, including those herein, are qualified by this cautionary statement. Although Charge believes that the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements involve risks and uncertainties, and actual results may differ materially from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include the ability to achieve the expected benefits of the Greenspeed acquisition, including the risks that the Company’s synergy estimates are inaccurate or that the Company faces higher than anticipated integration or other costs in connection with the acquisition, the business plans and strategies of Charge, Charge’s future business development, market acceptance of electric vehicles, the success of Charge’s retail dealership initiative and the size, scope and success of the related initial installation projects, Charge’s ability to generate profits and positive cash flow, changes in government regulations and government incentives, subsidies, or other favorable government policies, rising interest rates and the impact on investments by our customers, and other risks discussed in Charge’s filings with the U.S. Securities and Exchange Commission (“SEC”). Readers are cautioned that the foregoing list of risks and uncertainties is not exhaustive of the factors that may affect forward-looking statements. Accordingly, readers should not place undue reliance on forward-looking statements. The forward-looking statements in this press release speak only as of the date of this press release or as of the date or dates specified in such statements. For more information on us, investors are encouraged to review our public filings with the SEC, including the factors described in the section captioned “Risk Factors” of Charge’s Annual Report on Form 10-K filed with the SEC on March 15, 2023, as well as subsequent reports we file from time to time with the SEC which are available on the SEC’s website at www.sec.gov. Charge disclaims any intention or obligation to update or revise any forward- looking information, whether as a result of new information, future events or otherwise, other than as required by law.

Contacts:

Investors

Christine Cannella (954) 298-6518

ccannella@charge.enterprises

Kevin McGrath (646) 418-7002

kevin@tradigitalir.com

Media

Kristopher Conesa (305) 975-5934

kconesa@csuitepr.com

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